Exhibit (20) (i)

                       REMINDER -- REMINDER --  REMINDER


June 25, 1997


Dear Investment Professional:

This note is to remind you of The Stanley Works Analysts Meeting in New York City on Friday, July 18. Details are attached. Original
invitations were faxed on May 16, 1997.   Please note the following:

*  We expect to release Second Quarter 1997 Earnings on Friday,
   July 18 in the afternoon during the analyst meeting. This is new information. Earnings will not be released Friday morning.

* We will not have an Analyst Conference Call on July 18. Instead, Second Quarter Results will be discussed as part of the afternoon conference at the Marriott World Trade Center.

* During the weeks immediately following July 18, our Chairman, John Trani, will be traveling and unavailable for analyst visits. We encourage you to participate in the July 18 conference.


In order to make proper plans, we need you to call Rachel Long at 860-827-3806 to confirm your attendance. Please call Rachel as soon as you receive this fax.

We look forward to having you join us on the 18th.

                             Sincerely,


                             Gerard J. Gould
                             Director, Investor Relations and
                             Communications









                              Page 5 of 8 Pages






           ANNOUNCING STANLEY DAY IN NEW YORK CITY

                    FRIDAY, JULY 18, 1997


THE STANLEY WORKS IS PLANNING STANLEY DAY IN NEW YORK CITY ON FRIDAY, JULY 18, 1997. THERE ARE TWO SPECIAL EVENTS WE WISH TO MAKE YOU AWARE OF.


2:00 TO 5:00 P.M. - THE STANLEY WORKS ANALYSTS MEETING
                    THE MARRIOTT WORLD TRADE CENTER-NYC


9:30 A.M.         - RINGING OF THE OPENING BELL AT THE
                    NEW YORK STOCK EXCHANGE BY STANLEY'S
                    CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                    JOHN M. TRANI



PLEASE SEE ATTACHMENTS FOR DETAILS



















                              Page 6 of 8 Pages



                    THE STANLEY WORKS ANALYSTS MEETING


                          FRIDAY, JULY 18, 1997



TIME:        2:OO P.M. TO 5:00 P.M.

LOCATION:    MARRIOTT WORLD TRADE CENTER
             3 WORLD TRADE CENTER
             GRAND BALL ROOM - LOBBY LEVEL
             NEW YORK, NEW YORK
             MAIN TEL. #: 212-938-9100
             RESERVATIONS: 800-228-9290

AGENDA:

*  REVIEW OF SECOND QUARTER 1997 RESULTS

*  REVIEW OF PROGRAM FOR SUSTAINED PROFITABLE GROWTH -
   3 YEARS 1998-2000

*  QUESTION AND ANSWER PERIOD

STANLEY ATTENDEES TO INCLUDE:

     BOARD OF DIRECTORS

     JOHN M. TRANI, CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     JOHN E. TURPIN, VICE PRESIDENT, OPERATIONS

     STEPHEN S. WEDDLE, VICE PRESIDENT, GENERAL COUNSEL
        & SECRETARY

     GERRY GOULD, DIRECTOR, INVESTOR RELATIONS
        AND COMMUNICATIONS

HOTEL ACCOMMODATIONS: We have reserved a block of rooms at the Marriott World Trade Center for the night of Thursday, July 17, at the special rate of $179.00 + tax. To make a reservation, please call 800-228-9290, identify that you are with The Stanley
Works group.







                           Page 7 of 8 Pages





RINGING OF THE OPENING BELL AT NYSE

FRIDAY, JULY 18, 1997



TIME:       9:30 A.M.


LOCATION:   NEW YORK STOCK EXCHANGE


EVENT:

JOHN M. TRANI, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE STANLEY WORKS, HAS ACCEPTED AN INVITATION, EXTENDED BY NEW YORK STOCK
EXCHANGE CHAIRMAN RICHARD GRASSO, TO RING THE OPENING BELL FOR TRADING.


ACCESS:     TELEVISED LIVE ON CNBC





















                               Page 8 of 8 Pages